Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(154,094,020)
Unrealized Gain (Loss) on Market Value of Futures	(23,250,630)
Dividend Income	6,163
Interest Income	86,629
ETF Transaction Fees	42,000
Total Income (Loss)	$(177,209,858)

Expenses
General Partner Management Fees	$1,054,475
Brokerage Commissions	491,157
Professional Fees	91,057
NYMEX License Fee	35,149
Non-interested Directors' Fees and Expenses	17,311
Prepaid Insurance Expense	8,130
SEC & FINRA Registration Expense	5,339
Total Expenses	$1,702,618
Net Income (Loss)	$(178,912,476)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$2,569,934,996
Additions (73,200,000 Shares)	1,248,757,378
Withdrawals (48,200,000 Shares)	(847,505,710)
Net Income (Loss)	(178,912,476)

Net Asset Value End of Month	$2,792,274,188
Net Asset Value Per Share (165,500,000 Shares)	$16.87

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah
Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612